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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of earliest event reported:    June 22, 1999



                             SHILOH INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)



      Delaware                      0-21964                      51-0347683
-----------------          ------------------------         --------------------
(State or other            (Commission File Number)            (IRS Employer
 jurisdiction of                                             Identification No.)
 incorporation)



      Suite 202, 103 Fould Road, Wilmington, Delaware                19803
------------------------------------------------------------      ---------
       (Address of principal executive offices)                   (ZIP Code)



Registrant's telephone number, including area code:             (302) 998-0592



The Exhibit Index appears on sequential page 3.


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                             SHILOH INDUSTRIES, INC.


                                    FORM 8-K



         Item 5.  Other Events.

                  On June 22, 1999, Shiloh Industries, Inc. ("Shiloh") announced that it had entered into a purchase agreement to acquire the assets of MTD Automotive from MTD Products Inc. for an aggregate purchase price of approximately $20 million in cash and $20 million in Shiloh common stock (at a per share price of at least $14.00) subject to certain adjustments and to an earnout covering the 12 month period subsequent to closing. Pursuant to Rule 135c of the Securities Act of 1933, Shiloh is filing herewith the following exhibit:


         99.1. Press Release, dated June 22, 1999.


                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   SHILOH INDUSTRIES, INC.
                                                  (Registrant)



                                   By: /s/ Jack F. Falcon
                                      ------------------------------------------
                                      Jack F. Falcon, President, Chief Executive
                                      Officer and Chairman of the Board


Date: June 29, 1999


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                                  EXHIBIT INDEX


Exhibit No.                       Description of Exhibit
-----------                -----------------------------------

99.1                       Press Release, dated June 22, 1999.